                                 EXHIBIT 4.11

THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN.


                            SUBSCRIPTION AGREEMENT

Shopping.com
2101 East Coast Highway
Garden level
Corona Del Mar, CA  92625


          Re:  Prospective Purchase of Notes and Warrants
               ------------------------------------------
               Shopping.com, a California corporation
               --------------------------------------

Gentlemen:

     The undersigned, by signing the Signature Page attached hereto, hereby irrevocably tenders this subscription and applies to purchase 20 units (the "Units") of Shopping.com, a California corporation (the "Company"), at a purchase price of $25,000 per Unit. Each Unit consists of a Promissory Note in
                  -------
the principal amount of $25,000 and warrants to purchase 2,500 shares of the Company's Common Stock, no par value (the "Common Stock"), at an exercise price of $3.30 per share.

     Enclosed, in cash or good funds (in the case of a check, the check should be payable to the order of "Shopping.com") as tender of the purchase price for the Units, is the aggregate amount of $500,000.00 ($25,000 minimum).

     The undersigned hereby acknowledges receipt of a copy of the Company's Annual Report on form 10-KSB for the period ending January 31, 1998 (the "Report"), relating to and describing the terms and conditions of the offer and sale of the Units.

     The undersigned hereby represents and warrants to, and covenants with, the Company as follows, recognizing that the Company will rely to a material degree upon such representations, warranties and covenants, each of which shall survive any acceptance of this subscription in whole or in part by the Company and the issuance and sale of any Units to the undersigned:

     1. All statements made in the Prospective Investor Questionnaire which has been or is concurrently being furnished to the Company by the undersigned continue to be and are true, accurate and complete as of the date hereof.

     2. The undersigned has been informed and is aware that an investment in the Units involves a degree of risk and speculation, and has carefully read and considered the Report in its entirety.

     3. The undersigned confirms that he has been advised that he should rely on, and that he has consulted and relied upon, his own accounting, legal and financial advisors with respect to this investment in the Units. The undersigned and his professional advisor(s) (as defined in Section 260.102.12(g) of the Rules of the California Corporations Commissioner), if any, have been afforded an opportunity to meet with the officers and directors of the Company and to ask and receive answers to any questions about this offering and the proposed business and affairs of the Company, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided in the Report, and have therefore obtained, in the judgement of the undersigned and/or his or her professional advisor(s), sufficient information to evaluate the merits and risks of investment in the Units. The undersigned acknowledges and agrees that he/she has had an opportunity to meet and speak with officers or representatives and to ask questions and get answers with respect to the Company and this offering.

     4. The undersigned understands and acknowledges that no federal or state agency has made any finding or determination as to the fairness or suitability for investment in, nor any recommendation or endorsement of, the Company or the Units.

     5. On the basis of the review of the materials and information described above, and relying solely thereon and upon the knowledge and experience of the undersigned and/or his or her professional advisor(s), if any, in business and financial matters, the undersigned has evaluated the merits and risks of investment in the Units and has determined that he or she is both willing and able to undertake the economic risk of this investment.

     6. The Units are being acquired by the undersigned for the personal account of the undersigned for investment and not with a view to, or for resale in connection with, any distribution thereof or of any interest therein, and no one else has any beneficial ownership or interest in the Units being acquired by the undersigned, nor are they to be subject to any lien or pledge. The undersigned has no present obligation, indebtedness or commitment pending, nor is any circumstance in existence which will compel the undersigned to secure funds by the sale, transfer or other distribution of any of the Units or any interest therein or any Stock that may be distributed in respect thereof.

     7. The undersigned understands and agrees that the Units cannot be transferred or assigned that there is and will be no public market therefor, and, accordingly, that it may not be possible for the undersigned readily, if at all, to liquidate this investment in the Units in case of an emergency or otherwise. The undersigned has the net worth, past income and estimated future income set forth in the Prospective Investor Questionnaire, can afford to bear the risks of an investment in the Units, including the risk of losing the entire investment, for an indefinite period of time, and has adequate means of providing for his or her current needs and personal contingencies and has no need for liquidity in this investment.

     8. The undersigned understands and acknowledges that the Units are being offered and sold pursuant to one or more exemptions from the registration and qualification requirements of the Securities Act of 1933 and the California Corporate Securities Act of 1968, the availability of which depend upon the truth and completeness of the information provided to the Company in the Prospective Investor Questionnaire and the bona fide nature of the foregoing representations and warranties. With such realization, the undersigned hereby authorizes the Company to act as it may see fit in reliance on such information, representations and warranties, including the placement of the following legend on the stock certificate(s) issued to the undersigned in addition to any other legends that may be imposed thereon which, in the reasonable opinion of Company's counsel, may be required by applicable securities laws:

     "THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSIONS UNDER THE SECURITIES ACT OF 1933 OR WITH THE CALIFORNIA DEPARTMENT OF CORPORATIONS UNDER THE CORPORATE SECURITIES LAW OF 1968, AS AMENDED. THE UNITS MAY NOT BE PLEDGED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THE UNITS OR AN OPINION OR QUALIFIED COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     9. The undersigned hereby indemnifies and holds harmless the Company, and its respective officers, directors, shareholders, employees and agents, as the case may be, from and against any and all damages suffered and liabilities incurred by any of them (including costs of investigation and defense and attorneys' fees) arising out of any inaccuracy in the agreements, representations, covenants and warranties made by the undersigned herein.

     10. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

     11. The undersigned hereby acknowledges and agrees that the undersigned is not entitled to cancel, terminate or revoke this subscription or any agreements of the undersigned hereunder and that such subscription and agreements shall survive the death or disability of the undersigned.

     12. The undersigned understands and acknowledges that this subscription may be accepted or rejected by the Company in its sole discretion, together with a completed and executed Prospective Investor Questionnaire and all information required by the provisions hereof and payment of the full amount of the subscription price for the Units subscribed for. Any amounts tendered in excess of the total payable as the purchase price for Units as to which this subscription has been accepted will thereafter be delivered to the undersigned as soon as is practicable, all as described in the Confidential Private Placement Memorandu. The Company shall signify its rejection by returning to the undersigned this Subscription Agreement and all funds (without interest or deduction) submitted by the undersigned.

     NEITHER THE COMPANY, NOR ANY OFFICER, DIRECTOR, SHAREHOLDER, EMPLOYEE OR AGENT OF ANY OF THEM SHALL BE LIABLE TO ANY PIERSON FOR THE REJECTION, IN WHOLE OR IN PART, OF ANY OFFER TO SUBSCRME TO PURCHASE UNITS, NOTWITHSTANDING THAT THE UNDERSIGNED MAY OTHERWISE BE QUALEFIED AS A PROSPECTIVE INVESTOR.

     13. If, prior to the sale of any Units to the undersigned, there is a material change in die undersigned's investment intention as expressed herein, or if there occurs any change which would make either the representations or warranties made by the undersigned herein or the information provided by the undersigned in the Prospective Investor Questionnaire materially untrue or misleading, the undersigned agrees to immediately so notify the Company, and any prior acceptance of the subscription of the undersigned shall be voidable at the option of the Company.

     IN WITNESS WHEREOF, the undersigned executes and agrees to be bound by this Subscription Agreement by executing the Signature Page attached hereto on the date therein indicated.

                                SIGNATURE PAGE
                      (All information must be completed)

Date:  August 20, 1998

/s/ Carlos Beharie       $500,000         50,000          $500,000
-----------------------  ---------------  --------------  --------
Signature of Purchaser   Purchase Price   # of Warrants   Total $ Investment


                                     Charles Schwab & Co., Inc.
                                     FBO Carlos Beharie Keogh Plan 1463-1994
__________________________________   ----------------------------------------
Signature of Joint Owner (if any)         Name(s) of Purchaser (Print)



If Joint Ownership, check one:       101 Montgomery Street
                                     San Francisco, CA 94104
                                     ----------------------------------------
_____  Joint Tenants, with           Address:
       Right of Survivorship

_____  Tenants in Common

_____  Community Property              022-448-4484
                                       Social Security No. or Taxpayer I.D. No.


ACCEPTED AND AGREED:

SHOPPING.COM


By /s/Frank Denny
   --------------------------------

Date: 11-5-98